Exhibit 3
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned Reporting Persons hereby agrees to the joint filing, along with all other such Reporting Persons, on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to shares of Common Stock, $0.01 par value per share, of Huntsman Corporation, and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of this 30th day of June, 2008.

D. E. SHAW VALENCE PORTFOLIOS, L.L.C.

By:		D. E. SHAW & CO., L.P., as Managing Member

	By:	/s/ Julius Gaudio

Name: Julius Gaudio
Title: Managing Director

D. E. SHAW OCULUS PORTFOLIOS, L.L.C.

By:		D. E. SHAW & CO., L.L.C., as Managing Member

	By:	/s/ Julius Gaudio

Name: Julius Gaudio
Title: Managing Director

D. E. SHAW & CO., L.L.C.

By:		/s/ Julius Gaudio

Name: Julius Gaudio
Title: Managing Director

D. E. SHAW & CO., L.P.

By:		/s/ Julius Gaudio

Name: Julius Gaudio
Title: Managing Director

DAVID E. SHAW

By:		/s/ Julius Gaudio

Name: Julius Gaudio
Title: Attorney-in-Fact for David E. Shaw